Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
RIGHTS CERTIFICATES
ISSUED BY
GUARANTY FINANCIAL GROUP INC.

This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus, dated June 2, 2008 (the “Prospectus”) of Guaranty Financial Group Inc., a Delaware corporation (the “Company”), if a holder of Subscription Rights cannot deliver the certificate evidencing the Subscription Rights (the “Rights Certificate”), to the subscription agent listed below (the “Subscription Agent”) before 5:00 p.m., New York City time, on June 25, 2008, (as it may be extended, the “Expiration Date”). Such form must be delivered by facsimile transmission, first class mail, or overnight delivery to the Subscription Agent and must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date. See “The Rights Offering — Method of Exercising Subscription Rights” in the Prospectus.

Payment of the Initial Subscription Price of $[          ] per full share of Common Stock subscribed for pursuant to the exercise of Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus before 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Subscription Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering — Guaranteed Delivery Procedures” in the Prospectus.

By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	For Facsimile Transmission: By Eligible Institutions Only (781) 930-4942	By Overnight Delivery: Computershare Trust Company, N.A. Attn: Corporate Actions 161 Bay Street Drive Braintree, MA 02184

Telephone Number for Confirmation:
(781) 930-4900

Telephone Number for Information Agent:
D.F. King &Co., Inc.
(800) 290-6426 (toll-free)
(212) 269-5550 (collect).

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Subscription Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Date of the Rights Offering. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise Subscription Rights represented by the Rights Certificate(s) (i) to subscribe for            share(s) of Common Stock pursuant to the Basic Subscription Right and (ii) to exercise the Over-Subscription Privilege to subscribe for an aggregate of up to            share(s) of Common Stock, subject to availability and the limitations described in the Prospectus.

The undersigned understands that payment of the Initial Subscription Price of $[          ] per full share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date, and represents that such payment, in the aggregate amount of $           either (check appropriate box):

☐  is being delivered to the Subscription Agent herewith;

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete the information relating thereto):

☐	Wire transfer of funds

Name of transferor institution:

Date of transfer:

Confirmation number (if available):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Certified check

☐	Bank draft (cashier’s check)

☐	Postal or express money order

Name of maker:

Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn or issuer of money order:

Signature(s)	Address

Name(s) (Please type or print)

Rights Certificate Number(s) (if available)	Area Code and Telephone Number

GUARANTEE OF DELIVERY

(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three business days after the date the Subscription Agent receives this guarantee.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.

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